SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 23, 1999

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                          INTERNET COMMERCE CORPORATION
             (Exact name of registrant as specified in its charter)

                          Commission file number 024996


            Delaware                                    133645702
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

                   805 Third Avenue, New York, New York 10022
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (212) 271-7640
              (Registrant's telephone number, including area code)


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                          INTERNET COMMERCE CORPORATION
                                    FORM 8-K
                                 CURRENT REPORT

                                TABLE OF CONTENTS

                                                                            Page

Item 5.  Other Events.........................................................3

Signature.....................................................................4

Item 5    OTHER EVENTS

     Internet Commerce Corporation ("ICC") has completed a $19.5 million equity financing. The participants include the previously announced $10 million investment from Cable & Wireless ("C&W") and commitments of $5 million from Acorn Investment Trust ("Acorn"), $2.5 million from Firstar Investment Research & Management, LLC ("FIRMCO") and $2 million from Bantry Bay Ventures ("Bantry"). In addition to the already announced details of the C&W investment, ICC will issue a total of approximately 434,000 shares of its Class A Common Stock in this financing based on the market value of ICC's Class A Common Stock on the dates ICC entered into definitive agreements with the investors. These dates ranged from November 23 to 26, 1999.


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     December 10, 1999

                                   INTERNET COMMERCE CORPORATION


                                   /s/ Dr. Geoffrey S. Carroll
                                   --------------------------------------------
                                   Dr. Geoffrey S. Carroll
                                   President and Chief Executive Officer
                                   (Principal Executive Officer)